EXHIBIT 23.2


                       LETTERHEAD OF PENNIE & EDMONDS LLP

                                NOVEMBER 7, 2003



Mr. Joseph J. Day, Jr. Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059



Re:  S-3 Registration Statement

Dear Mr. Day:



         We consent to the following reference to our firm under the heading "Experts" in the prospectus:

         -The statements in this prospectus that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Risk Factors--We may not be able to protect our intellectual property" have been reviewed and approved by Pennie & Edmonds LLP as our special patent counsel for these matters, and are included herein in reliance upon their review and approval as experts in U.S.
Patent Law.-



                                     Very truly yours,


                                     /s/Pennie & Edmonds LLP
                                     ------------------------------------------
                                     Pennie & Edmonds LLP